Exhibit 21

SUBSIDIARY LIST

UNIT	STATE OF INCORPORATION

101, INC.	HAWAII

ACTION ADVERTISING, INC.	WISCONSIN

THE ADVERTISER COMPANY	ALABAMA

ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA

ARKANSAS TELEVISION COMPANY	ARKANSAS

BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS

CALIFORNIA NEWSPAPERS, INC.	CALIFORNIA

CAPE PUBLICATIONS, INC.	DELAWARE

CARANTIN & CO., INC.	ARIZONA

CENTRAL NEWSPAPERS, INC.	INDIANA

CHILDREN’S EDITION, INC.	KENTUCKY

CITIZEN PUBLISHING COMPANY	ARIZONA

COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA

THE COURIER-JOURNAL, INC.	DELAWARE

DES MOINES PRESS CITIZEN LLC	DELAWARE

DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA

THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA

DETROIT FREE PRESS, INC.	MICHIGAN

DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE

DETROIT WEEKEND DIRECT, LLC	DELAWARE

DIGICOL, INC.	DELAWARE

FEDERATED PUBLICATIONS, INC.	DELAWARE

FIRST COAST TOWER GROUP	FLORIDA

GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY

GANNETT EL PASO PUBLISHING, INC.	DELAWARE

GANNETT GEORGIA, LLC	DELAWARE

GANNETT HAWAII PUBLISHING, LLC	DELAWARE

GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE

GANNETT MISSOURI PUBLISHING, INC.	KANSAS

GANNETT NEVADA PUBLISHING, INC.	NEVADA

GANNETT PACIFIC CORPORATION	HAWAII

GANNETT PACIFIC PUBLICATIONS, INC.	DELAWARE

GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE

GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS

GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE

GANNETT SUPPLY CORPORATION	DELAWARE

GANNETT TEXAS L.P.	DELAWARE

GANNETT TEXAS PUBLISHING, INC.	DELAWARE

GANNETT U.K. LIMITED	UNITED KINGDOM

GANNETT VERMONT INSURANCE, INC.	VERMONT

GANNETT VERMONT PUBLISHING, INC.	DELAWARE

GCOE, LLC	DELAWARE

GUAM PUBLICATIONS, INCORPORATED	HAWAII

HAWAIITOURISM, LLC	DELAWARE

INDIANA NEWSPAPERS, INC.	INDIANA

KXTV, INC.	MICHIGAN

LA VOZ PUBLISHING, LLC	ARIZONA

LAKE CEDAR GROUP LLC	DELAWARE

MCCLURE NEWSPAPERS, INC.	DELAWARE

MULTIMEDIA, INC.	SOUTH CAROLINA

MULTIMEDIA OF CINCINNATI, INC.	OHIO

MULLTIMEDIA ENTERTAINMENT, INC.	SOUTH CAROLINA

MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA

MULTIMEDIA KSDK, INC.	SOUTH CAROLINA

MUSKOGEE PHOENIX, LLC	DELAWARE

NEWSQUEST MEDIA (SOUTHERN) LTD	UNITED KINGDOM

NEWSQUEST PLC	UNITED KINGDOM

PACIFIC MEDIA, INC.	DELAWARE

PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE

PHOENIX NEWSPAPERS, INC.	ARIZONA

PLANET DISCOVER, LLC	DELAWARE

POINT ROLL, INC.	DELAWARE

PRESS-CITIZEN COMPANY INC.	IOWA

RENO NEWSPAPERS, INC.	NEVADA

SALINAS NEWSPAPERS INC.	CALIFORNIA

SEDONA PUBLISHING COMPANY, INC.	ARIZONA

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA

TELEFARM, INC.	DELAWARE

TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE

THE TIMES HERALD COMPANY	MICHIGAN

TIMES NEWS GROUP, INC.	DELAWARE

TNI PARTNERS	ARIZONA

USA TODAY INTERNATIONAL CORPORATION	DELAWARE

VERTICORE COMMUNICATIONS LTD.	CANADA

VISALIA NEWSPAPERS INC.	CALIFORNIA

WFMY TELEVISION CORP.	NORTH CAROLINA

WKYC HOLDINGS, INC.	DELAWARE

WKYC-TV, INC.	DELAWARE

The company has omitted the names of 47 wholly owned subsidiaries, which in the aggregate would not constitute a significant subsidiary of the company.